Exhibit 99.1
Calix Reports First Quarter 2015 Financial Results

PETALUMA, CA – April 28, 2015 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the first quarter ended March 28, 2015. Revenue for the first quarter of 2015 was $91.0 million, an increase of 6.1% compared to $85.8 million for the first quarter of 2014.
“Our first quarter results reflected strong operating performance as we continued to execute on our Unified Access vision and strengthened our leadership position in the broadband access market," said Carl Russo, Calix president and CEO. "Our new fiber-enabled GigaCenters continued to gain traction with orders from more than 200 domestic and international service provider customers since the product launch late last year,” added Russo.
In a separate press release issued today, Calix announced that its board of directors has authorized a program to repurchase up to $40 million of its common stock. Please refer to that announcement for further information.
The company’s non-GAAP net loss for the first quarter of 2015 was $3.4 million, or $(0.07) per basic and fully diluted share, compared to a non-GAAP net loss of $1.5 million, or $(0.03) per basic and fully diluted share, for the first quarter of 2014. A reconciliation of GAAP and non-GAAP results is included as part of this release.
The GAAP net loss for the first quarter of 2015 was $11.9 million, or $(0.23) per basic and diluted share, compared to a GAAP net loss of $10.0 million, or $(0.20) per basic and diluted share, for the first quarter of 2014. A reconciliation of our first quarter 2015 operating results from non-GAAP to GAAP is provided below:

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Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended March 28, 2015

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Acquisition-Related Costs	GAAP
Revenue	$91,038	$—	$—	$—	$91,038
Cost of revenue	46,285	175	2,088	—	48,548
Gross profit	44,753	(175)	(2,088)	—	42,490
Gross margin	49.2%	(0.2)%	(2.3)%	—%	46.7%
Operating expenses	48,148	3,487	2,552	190	54,377
Operating loss	(3,395)	(3,662)	(4,640)	(190)	(11,887)
Interest and other income (expense), net	48	—	—	—	48
Loss before taxes	(3,347)	(3,662)	(4,640)	(190)	(11,839)
Provision for income taxes	91	—	—	—	91
Net loss	$(3,438)	$(3,662)	$(4,640)	$(190)	$(11,930)
Weighted average shares used to compute
net loss per common share:
Basic and diluted	51,732	51,732	51,732	51,732	51,732
Net loss per common share:
Basic and diluted	$(0.07)	$(0.07)	$(0.09)	$—	$(0.23)

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Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its first quarter 2015 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com. For more information about gigabit networks, visit www.calix.com/gigabit/.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related costs, which the Company believes are not indicative of its core operating results. Acquisition-related costs include legal fees and associated expenses incurred under a pre-existing contract between Occam and its retained advisor in connection with the Occam acquisition. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, the execution of a stock repurchase program. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the risks described in our 2014 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

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Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 28,	March 29,
	2015	2014
Revenue	$91,038	$85,820
Cost of revenue:
Products and services (1)	46,460	46,806
Amortization of intangible assets	2,088	2,088
Total cost of revenue	48,548	48,894
Gross profit	42,490	36,926
Operating expenses:
Research and development (1)	21,914	19,630
Sales and marketing (1)	19,759	17,390
General and administrative (1)	10,152	7,251
Amortization of intangible assets	2,552	2,552
Total operating expenses	54,377	46,823
Loss from operations	(11,887)	(9,897)
Interest and other income (expense), net:
Interest income	379	4
Interest expense	(379)	(57)
Other income (expense), net	48	33
Total interest and other income (expense), net	48	(20)
Loss before provision for income taxes	(11,839)	(9,917)
Provision for income taxes	91	110
Net loss	$(11,930)	$(10,027)
Net loss per common share:
Basic and diluted	$(0.23)	$(0.20)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	51,732	50,271

(1)	Includes stock-based compensation as follows:
Cost of revenue	$175	$354
Research and development	1,212	1,180
Sales and marketing	1,425	1,368
General and administrative	850	1,000
	$3,662	$3,902

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 28,	March 29,
	2015	2014
GAAP net loss	$(11,930)	$(10,027)
Adjustments to reconcile GAAP net loss to
non-GAAP net loss:
Stock-based compensation	3,662	3,902
Amortization of intangible assets	4,640	4,640
Acquisition-related costs	190	—
Non-GAAP net loss	$(3,438)	$(1,485)
Non-GAAP net loss per common share:
Basic and diluted	$(0.07)	$(0.03)
Weighted average shares used to compute non-GAAP
net loss per common share:
Basic and diluted	51,732	50,271

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Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 28,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$29,618	$48,829
Marketable securities	68,157	62,850
Restricted cash	—	295
Accounts receivable, net	39,000	30,744
Inventory	40,637	46,753
Deferred cost of revenue	1,762	5,080
Prepaid expenses and other current assets	10,779	12,936
Total current assets	189,953	207,487
Property and equipment, net	19,403	20,144
Goodwill	116,175	116,175
Intangible assets, net	20,539	25,179
Other assets	1,113	1,236
Total assets	$347,183	$370,221
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,792	$23,629
Accrued liabilities	39,447	39,443
Deferred revenue	9,036	12,722
Total current liabilities	61,275	75,794
Long-term portion of deferred revenue	19,428	19,393
Other long-term liabilities	2,091	2,443
Total liabilities	82,794	97,630
Stockholders' equity:
Common stock	1,295	1,291
Additional paid-in capital	805,525	801,810
Accumulated other comprehensive income	89	80
Accumulated deficit	(542,520)	(530,590)
Total stockholders' equity	264,389	272,591
Total liabilities and stockholders' equity	$347,183	$370,221

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Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended
	March 28,	March 29,
	2015	2014
Operating activities:
Net loss	$(11,930)	$(10,027)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,480	2,271
Loss on retirement of property and equipment	10	—
Amortization of intangible assets	4,640	4,640
Amortization of premiums related to available-for-sale securities	287	—
Stock-based compensation	3,662	3,902
Changes in operating assets and liabilities:
Restricted cash	295	—
Accounts receivable, net	(8,256)	(614)
Inventory	6,115	6,011
Deferred cost of revenue	3,318	3,233
Prepaid expenses and other assets	1,974	1,016
Accounts payable	(10,836)	(12,276)
Accrued liabilities	54	2,485
Deferred revenue	(3,651)	(5,811)
Other long-term liabilities	(59)	(56)
Net cash used in operating activities	(11,897)	(5,226)
Investing activities:
Purchases of property and equipment	(1,742)	(1,908)
Purchases of marketable securities	(17,004)	—
Maturities of marketable securities	11,450	—
Net cash used in investing activities	(7,296)	(1,908)
Financing activities:
Proceeds from exercise of stock options	564	21
Taxes paid for awards vested under equity incentive plans	(506)	(473)
Net cash provided by (used in) financing activities	58	(452)
Effect of exchange rate changes on cash and cash equivalents	(76)	8
Net decrease in cash and cash equivalents	(19,211)	(7,578)
Cash and cash equivalents at beginning of period	48,829	82,747
Cash and cash equivalents at end of period	$29,618	$75,169

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Investor Inquiries:
David H. Allen
408-474-0080
David.Allen@calix.com

William J. Atkins
408-474-0052
William.Atkins@calix.com